Exhibit 10.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of January 22, 2016 (this “Amendment”), made by and between VIKING THERAPEUTICS, INC., a Delaware corporation (“Borrower”), and LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation ( “Lender”), amends the terms of the Loan and Security Agreement, dated May 21, 2014, as amended on April 8, 2015, by and between Borrower and Lender (the “Agreement”) pursuant to Section 25(c) of the Agreement as follows:
1.Definitions.
(a)    The definition of “Borrower Equity” in Schedule A to the Agreement is amended and restated to read in its entirety as follows:
““Borrower Equity” means: (i) with respect to the Next Financing, the New Preferred, Common Stock and/or other equity securities of Borrower to be issued by Borrower in the Next Financing, or (ii) with respect to any prepayment made pursuant to Section 2(e)(i) through the issuance of securities of Borrower, Common Stock.”
(b)    The definition of “Borrower Securities” in Schedule A to the Agreement is amended and restated to read in its entirety as follows:
““Borrower Securities” means the Borrower Equity Securities.”
(c)    The definition of “Maturity Date” in Schedule A to the Agreement is amended and restated to read in its entirety as follows:
““Maturity Date” means May 21, 2017.”
(d)    The following definition is hereby added to Schedule A:
““Common Stock” means Borrower’s common stock, par value $0.00001 per share.”
2.    Conversion, Prepayment. Section 2(c) of the Agreement shall be amended and restated to read in its entirety as follows:
“(c)    Conversion of Loans Upon Next Financing.
(i)    Upon the consummation of the first bona fide capital financing transaction or series of financing transactions of Borrower occurring after January 22, 2016 but prior to the Maturity Date with aggregate net proceeds to Borrower of at least $2,000,000 pursuant to which Borrower issues any shares of the New Preferred, Common Stock and/or other equity securities of Borrower (the “Next Financing”), Borrower shall repay to Lender $1,500,000, which payment shall be comprised of at least $300,000 in cash (with any greater cash amount determined by Borrower in its sole and absolute discretion), with the balance of the $1,500,000 that is not paid in cash (the “Balance”) to be paid in the form of that number of fully paid and nonassessable shares of Borrower Equity as is equal to the quotient obtained by dividing the Balance by the lesser of (a) the lowest per share price paid by investors in the Next Financing, and (b) $8.00 (as adjusted for any and all stock dividends, stock splits, stock combinations or other similar transactions occurring after the date hereof), rounded down to the nearest whole share (the “Initial Payment”); provided, however, that if the number of shares of Borrower Equity to be included in the Initial Payment, plus any shares of Common Stock that Lender beneficially owns as of immediately after the Next Financing, will, after giving effect to any shares of Common Stock issued in connection with the Next Financing and the issuance of any shares of Common Stock included in the Initial Payment Amount, result in Lender beneficially owning in excess of 49.90% of Borrower’s outstanding Common Stock (the “Ownership Cap”), then the number of shares of Borrower Equity included in the Initial Payment shall be reduced by a number of shares which results in Lender not exceeding the Ownership Cap, and the remaining amount of the Initial Payment shall be paid in cash. The Initial Payment shall be applied, first, to accrued and unpaid interest on the Loans and, second, to the unpaid principal amount of the Loans. Each $1.00 of value of the Initial Payment shall reduce the amount of accrued and unpaid interest and then unpaid principal amount on the Loans by $0.50.”
(ii)    [Intentionally Omitted.]”
3.    Notice to Lender. Section 2(d)(i) of the Agreement shall be amended and restated to read in its entirety as follows:
“(d)    (i)    [Intentionally Omitted.]”
4.    Stock Certificates. Section 2(d)(ii) of the Agreement shall be amended and restated to read in its entirety as follows:
“(d)    (ii)    Stock Certificates. Borrower shall, as soon as practicable following consummation of the Next Financing where Borrower is required to issue Borrower Securities, issue and deliver to Lender, or to its nominee or nominees, a certificate or certificates for the number of shares of Borrower Securities to which it shall be entitled as aforesaid. Such conversion shall be deemed to have been made, as applicable, immediately prior to the close of business on the date of the closing of the Next Financing. The person or persons entitled to receive the Borrower Securities issuable upon such conversion shall be treated for all purposes as the record holders of such Borrower Securities on such date.”
5.    Optional Prepayment; Repayment. Section 2(e) of the Agreement shall be amended and restated to read in its entirety as follows:
“(e)    Optional Prepayment; Repayment.
(i)    Optional Prepayment in Part. In addition to the payment of cash and issuance of shares of Borrower Equity to Lender in accordance with Section 2(c), Borrower may at any time after the Next Financing or from time to time after the Next Financing prepay any portion of the outstanding principal amount of the Loans, plus accrued and previously unpaid interest thereon (each such portion, an “Additional Payment Amount”) by delivering to Lender a written notice specifying the Additional Payment Amount that Borrower elects to prepay (the “Additional

Payment Notice”). Lender shall have a period of five (5) days following receipt of the Additional Payment Notice to elect, at its sole election and discretion, by delivering an irrevocable writing delivered to Borrower (the “Lender Election Notice”), (a) to receive that number of fully paid and nonassessable shares of Borrower Equity as is equal to the quotient obtained by dividing the Additional Payment Amount by the lesser of (1) (x) if the Additional Payment Notice is delivered to Lender within 180 days of the closing date of the Next Financing, the lowest per share price paid by investors in the Next Financing, or (y) if the Additional Payment Notice is delivered to Lender 180 days or more after the closing date of the Next Financing, the volume weighted average closing price of the Common Stock, as reported by The Nasdaq Stock Market LLC, for the thirty (30) consecutive trading days ending on the last trading date immediately preceding the date that the Additional Payment Notice is delivered to Lender, and (2) $8.00 (as adjusted for any and all stock dividends, stock splits, stock combinations or other similar transactions occurring after the date hereof), rounded down to the nearest whole share, (b) to require Borrower to prepay the Additional Payment Amount in cash, or (c) to receive a combination of shares under clause (a) and cash under clause (b) up to the aggregate value of the Additional Payment Amount. Notwithstanding the foregoing, if Lender does not deliver the Lender Election Notice to Borrower within five (5) days of Lender’s receipt of the Additional Payment Notice with respect to an Additional Payment Amount, then the form of payment and mix of cash and Borrower Securities for such Additional Payment shall be at Borrower’s sole election and discretion; provided, however, that if the number of shares of Borrower Equity to be included in an Additional Payment Amount, plus any shares of Common Stock that Lender beneficially owns as of immediately prior to the payment of the Additional Payment Amount, will, after giving effect to the issuance of any shares of Common Stock included in the Additional Payment Amount, result in Lender beneficially owning shares of Common Stock in excess of the Ownership Cap, then the number of shares of Borrower Equity included in such Additional Payment Amount shall be reduced by a number of shares which results in Lender not exceeding the Ownership Cap, and the remaining Additional Payment Amount shall be paid in cash. Each additional payment made by Borrower to Lender pursuant to this Section 2(e)(i) (each, an “Additional Payment”) shall be applied, first, to accrued and unpaid interest on the Loans and, second, to the unpaid principal amount of the Loan. Each $1.00 of value of each Additional Payment shall reduce the amount of accrued and unpaid interest and then unpaid principal amount on the Loans by $0.50.
(ii)    Repayment; Prepayment in Full. If: (a) the Loans are not fully repaid prior to the Maturity Date, the remaining Loans will automatically mature and an amount equal to 200% of the aggregate of the principal amount of the Loans then outstanding and of all accrued and unpaid interest thereon (the “Remaining Balance”), shall be due and payable (or issuable with respect to Borrower Securities) upon written demand by Lender, which demand may be made at any time on or after the Maturity Date, or (b) Borrower elects to prepay the remaining Loans in full prior to the Maturity Date, Borrower shall be required to pay to Lender (or issue Borrower Securities) an amount equal to the Remaining Balance, as follows: (I) the issuance to Lender of such number of fully paid and nonassessable shares of Borrower Securities as is equal to the quotient obtained by dividing the Remaining Balance by the lesser of (A) the volume weighted average closing price of the Common Stock, as reported by The Nasdaq Stock Market LLC, for the thirty (30) consecutive trading days ending on the last trading date immediately preceding the date of Lender’s written demand for repayment or the date of Borrower’s prepayment in full, as applicable, and (B) $8.00

(as adjusted for any and all stock dividends, stock splits, stock combinations or other similar transactions occurring after the date hereof), rounded down to the nearest whole share, (II) the entire Remaining Balance in cash, or (III) a combination of shares under clause (I) and cash under clause (II) up to the aggregate value of the Remaining Balance (provided that Borrower may, at its sole election and discretion, elect to pay the entire Remaining Balance solely in cash and provided further, that if Borrower does not so elect to pay the entire Remaining Balance solely in cash, the form of payment and mix of cash and Borrower Securities shall be at Lender’s sole election and discretion).
6.    Interest Rate. The reference to “five percent (5.0%)” in Section 2(f) of the Agreement shall be replaced with “two and a half percent (2.5%)”.
7.    Lock-Up Period. The first sentence of Section 13 of the Agreement shall be amended and restated to read in its entirety as follows:
“The original Lender hereby agrees that it shall not, prior to January 23, 2017 (the “Lock-Up Period”), directly or indirectly, sell or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock then or thereafter owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended) by the original Lender.”
8.    Each of the following defined terms and definitions set forth in Schedule A to the Agreement shall be deleted: “Equity Financing”; “Qualified Follow-on Public Offering” and “Qualified Private Financing”.
9.    All of the other provisions of the Agreement shall remain in full force and effect.
10.    This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile, a portable document format (PDF) or similar electronic format, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile, PDF or other electronic format signature were the original thereof.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be duly executed on the day and year first above written.
BORROWER:
VIKING THERAPEUTICS, INC.

By: /s/ Brian Lian, Ph.D._____________________
Name: Brian Lian, Ph.D.
Title: President and Chief Executive Officer

LENDER:
LIGAND PHARMACEUTICALS INCORPORATED
By: /s/ Charles Berkman_____________________
Name: Charles Berkman______________________

Title: VP, General Counsel & Secretary__________

[Signature Page to Second Amendment to Loan and Security Agreement]

4